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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-91141, 333-54118, 333-74920) and Form S-3 (File Nos. 333-59224 and 333-68446) of Plains All American Pipeline, L.P. of our report dated March 12, 2004 relating to the combined financial statements of the Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business, which appear in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 17, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS